Exhibit 10.6

EXECUTION VERSION

GUARANTY AND COLLATERAL AGREEMENT

dated as of

August 4, 2016

by and among

STONEMOR PARTNERS L.P.,

STONEMOR OPERATING LLC,

the other Grantors from time to time party hereto,

and

CAPITAL ONE, NATIONAL ASSOCIATION,

as Administrative Agent

Guaranty and Collateral Agreement – StoneMor Operating LLC

60799005

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ARTICLE V

COVENANTS

5.1	General	12
5.2	Receivables	14
5.3	Maintenance of Goods	14
5.4	Instruments, Securities, Chattel Paper, Documents and Pledged Deposits	15
5.5	Uncertificated Securities and Certain Other Investment Property	15
5.6	Stock and Other Ownership Interests	15
5.7	Deposit Accounts and Securities Accounts	16
5.8	Letter-of-Credit Rights	16
5.9	Federal, State or Municipal Claims	16
5.10	No Interference	16
5.11	Insurance	17
5.12	Intellectual Property	17
5.13	Commercial Tort Claims	17
5.14	Landlord/Bailee Agreements	17
5.15	Updating of Exhibits to Agreement	18

ARTICLE VI

DEFAULT

6.1	Default	18
6.2	Remedies	18
6.3	Grantors’ Obligations Upon Default	20
6.4	License	20

ARTICLE VII

WAIVERS, AMENDMENTS AND REMEDIES

ARTICLE VIII

PROCEEDS; COLLECTION OF RECEIVABLES

8.1	Lockboxes	21
8.2	Collection of Receivables	21
8.3	Special Collateral Account	21
8.4	Application of Proceeds	21
8.5	Cemetery Laws	21

ARTICLE IX

GENERAL PROVISIONS

9.1	Notice of Disposition of Collateral; Condition of Collateral	22
9.2	Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral	22
9.3	Compromises and Collection of Collateral	23
9.4	Secured Party Performance of Grantor’s Obligations	23
9.5	Authorization for Secured Party to Take Certain Action	23

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9.6	Specific Performance of Certain Covenants	24
9.7	Use and Possession of Certain Premises	24
9.8	Cemetery Laws	24
9.9	Reinstatement	24
9.10	Benefit of Agreement	25
9.11	Survival of Representations	25
9.12	Expenses	25
9.13	Headings	25
9.14	Termination	25
9.15	Entire Agreement	25
9.16	Governing Law; Jurisdiction; Waiver of Jury Trial	26
9.17	Indemnity	26
9.18	Subordination of Intercompany Indebtedness	27
9.19	Severability	27
9.20	Counterparts	27

ARTICLE X

NOTICES

10.1	Sending Notices	28
10.2	Change in Address for Notices	28

ARTICLE XI

THE ADMINISTRATIVE AGENT

EXHIBITS

Exhibit A	Names and Locations
Exhibit B	Intellectual Property
Exhibit C	Reserved
Exhibit D	Investment Property
Exhibit E	Filing Offices
Exhibit F	Commercial Tort Claims
Exhibit G	Grantor Information
Exhibit H	Deposit Accounts and Securities Accounts
Exhibit I	Form of Amendment
Exhibit J	Form of Supplement

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THIS GUARANTY AND COLLATERAL AGREEMENT (this “Agreement”) is entered into as of August 4, 2016 by and among STONEMOR PARTNERS L.P., a Delaware limited partnership (the “Partnership”), STONEMOR OPERATING LLC, a Delaware limited liability company (the “Administrative Borrower”), the other Grantors from time to time party hereto, and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for itself and for the Secured Parties.

WHEREAS, the Administrative Borrower, the other Borrowers, the Administrative Agent and the Lenders are entering into that certain Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for certain extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrowers; and

WHEREAS, it is a condition to the effectiveness of the Credit Agreement that the Grantors enter into this Agreement.

ACCORDINGLY, in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to extend credit to the Borrowers under the Credit Agreement, the Grantors hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.1 Terms Defined in UCC. The following terms have the meanings given to them in the UCC: “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Control”, “Deposit Account”, “Documents”, “Equipment”, “Farm Products”, “Financial Assets”, “Fixture”, “General Intangible”, “Goods”, “Health-Care-Insurance Receivable”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Securities Account”, “Security” and “Supporting Obligation”.

1.2 Definitions of Certain Terms Used Herein. As used in this Agreement, the following terms shall have the following meanings:

“Allocable Amount” has the meaning assigned to such term in Section 2.5.

“Amendment” has the meaning assigned to such term in Section 5.4.

“Collateral” means all cash, Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Patents, Pledged Deposits, Securities, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided, however, in no case shall “Collateral” include any Excluded Property.

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Exhibit F.

“Control Agreement” means, with respect to any Deposit Account or any Securities Account, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained and the Grantor maintaining such account, as applicable, effective to grant Control over such account to the Administrative Agent.

“Controlled Deposit Account” means each Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Grantor.

“Controlled Securities Account” means each Securities Account (including all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing such Financial Assets) that is the subject of an effective Control Agreement and that is maintained by any Grantor with a securities intermediary.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means an event described in Section 6.1.

“Excluded Accounts” has the meaning assigned to such term in Section 5.7.

“Excluded Property” means (a) all Excluded Accounts, including all Trust Accounts, together with any proceeds of a Grantor’s Receivables that are required by law to be placed into a Trust Account for the benefit of the applicable account debtors and all such funds held in Trust Accounts from time to time (but excluding, in any case, such funds that any Grantor has a right to demand payment of, or is otherwise entitled to a distribution, whether the corpus, income or proceeds of a Trust Account, in each case, in accordance with applicable law, and such right shall not be deemed to be Excluded Property, but shall instead be treated for all purposes hereunder as a General Intangible), (b) any of the Equity Interests of a First Tier Foreign Subsidiary in excess of 65% of the voting power of all classes of Equity Interests of such First Tier Foreign Subsidiary entitled to vote; provided, however, that immediately upon the amendment of the Code or other change in circumstances that would allow the pledge of a greater percentage of the voting power of Equity Interests in a First Tier Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of Equity Interests of such First Tier Foreign Subsidiary, (c) assets that may not be pledged as a matter of law or without prior approval of any Governmental Authorities (unless such approval has been obtained), (d) motor vehicles and similar assets subject to a certificate of title in the United States, (e) Excluded Real Property, (f) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (g) any lease, license, contract, permit, authorization or agreement to which any Grantor is a party or any of its rights or interests thereunder if and to the extent and for so long as the grant of a security interest therein shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (2) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit, authorization or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibitions described in this clause (g) shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, permit, authorization or agreement not subject to the prohibitions specified above without further action of any party, (h) assets subject to a Lien securing Indebtedness permitted by Section 6.01(e) of the Credit Agreement to the extent (and only for so long as) the documents related to such Lien prohibit the attachment of a security interest under the Collateral Documents, (i) margin stock and (j) those assets (including owned or leased real property that is not included in the definition of “Excluded Real Property”) as to which the Administrative Agent shall determine that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby.

“Excluded Real Property” means (a) owned and leased real property (including real property operated, or to be operated, as a cemetery, crematory or funeral home) that may not be pledged as a matter of law or without prior approval of any Governmental Authorities or third person (unless such approval has been obtained), (b) owned and leased real property that is not operated, and is not intended to be operated, as a cemetery, crematory or funeral home (including corporate and sales offices that are not located at a cemetery, crematory or funeral home property) and (c) subject to Section 5.1.7, all owned and leased real property of the Grantors located in the Commonwealth of Puerto Rico.

“Grantors” means the Partnership, the Administrative Borrower, the other Borrowers and the Guarantors.

“Guarantors” means the Partnership, the Administrative Borrower, the other Borrowers and any additional Subsidiaries designated as a Guarantor from time to time in accordance with Section 5.11 of the Credit Agreement, whether now existing or hereafter formed or acquired which become parties to this Agreement from time to time, in accordance with the terms of the Credit Agreement, by executing a supplement hereto (each, a “Supplement”) in substantially the form of Exhibit J (with such modifications as shall be reasonably acceptable to the Administrative Agent).

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.1.

“Guarantor Payment” has the meaning assigned to such term in Section 2.5.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Insolvency Event” has the meaning assigned to such term in Section 9.18.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Intercompany Indebtedness” has the meaning assigned to such term in Section 9.18.

“Landlord/Bailee Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Obligor” has the meaning assigned to such term in Section 9.18.

“Other Collateral” means any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Patents, Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Grantors, subject to the limitations contained in Article III; provided, however, in no case shall “Other Collateral” include any Excluded Property.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Payment in Full” or “Paid in Full” means that all Obligations, Guaranteed Obligations or Secured Obligations, as the case may be (other than, in each case, Unliquidated Obligations) have been paid in full in cash or other consideration acceptable in writing by the Administrative Agent (to the extent such other consideration is consented to by the Required Lenders).

“Permitted Property Location” has the meaning assigned to such term in Section 4.6.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors constituting, or intending to constitute, Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Agreement.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Administrative Agent or to any Secured Party as security for any Secured Obligations, and all rights to receive interest on said deposits.

“Qualified ECP Guarantor” means, in respect of any Applicable Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the Guaranty or grant of security interest hereunder becomes effective with respect to such Applicable Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supplement” has the meaning assigned to such term in the definition of “Guarantors.”

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (g) all certificates and other required deliverables and submissions made by an officer of any Grantor shall be deemed for all purposes to be made by such person solely in such person’s capacity as an officer of such Grantor and not in such person’s individual capacity.

ARTICLE II

GUARANTY

2.1 Guaranty. Each of the Guarantors hereby, jointly and severally with the other Guarantors, irrevocably and unconditionally, as a primary obligor and not only a surety, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, the full and punctual payment and performance when due (whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise) of the Secured Obligations, whether existing on the date hereof or hereinafter incurred or created (collectively, the “Guaranteed Obligations”). Each of the Guarantors hereby agrees that this Guaranty is a guaranty of payment and not of collection.

2.2 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case, except as otherwise agreed in writing by the Administrative Agent): (i) any modification, amendment or supplement to any Loan Document, any Swap Agreement or any Treasury Services Agreement, including, without limitation, any increase in the amount of, or the interest rates applicable to, any of the Guaranteed Obligations; (ii) any release, settlement, waiver, subordination or modification of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of security for the Guaranteed Obligations; (iii) any change in the corporate, limited liability company or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Guaranteed Obligations; (iv) the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Person, whether in connection herewith or in connection with any unrelated transactions; (v) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations; (vi) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or (vii) any other defense that might otherwise constitute a legal or equitable discharge of any Borrower, any other Guarantor or any Subsidiaries, in each case, other than the Payment in Full of the Guaranteed Obligations.

2.3 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of a Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by Payment in Full of the Guaranteed Obligations. Each Guarantor further waives any right such Guarantor may have under any applicable law to require any Secured Party to seek recourse first against any Borrower or any other Person, or to realize upon any Collateral for any of the Guaranteed Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

2.4 Subordination of Subrogation. Until the termination of this Agreement in accordance with Section 9.14, the Guarantors (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waive any right to enforce any remedy which any of the Secured Parties now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrowers to the Secured Parties, the Issuing Bank or the Administrative Agent. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the Payment in Full of the Guaranteed Obligations until the Guaranteed Obligations are Paid in Full and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are Paid in Full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.4.

2.5 Contribution with Respect to Guaranteed Obligations.

2.5.1 To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s Allocable Amount (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following Payment in Full of the Guarantor Payment and the Guaranteed Obligations, and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are Cash Collateralized, and the Credit Agreement, the Swap Agreements and the Treasury Services Agreements have terminated, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

2.5.2 As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

2.5.3 This Section 2.5 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 2.5 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

2.5.4 The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

2.5.5 The rights of the indemnifying Guarantors against other Guarantors under this Section 2.5 shall be exercisable upon Payment in Full of the Guaranteed Obligations and the termination or expiry (or in the case of all Letters of Credit, Cash Collateralization), on terms reasonably acceptable to the Administrative Agent, of the Commitments and all Letters of Credit issued under the Credit Agreement and the termination of the Credit Agreement, the Swap Agreements and the Treasury Services Agreements.

2.6 Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

2.7 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or any Affiliate thereof, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

2.8 Taxes. Each payment of the Guaranteed Obligations will be made by each Guarantor in accordance with, and subject to the terms of, Section 2.17 of the Credit Agreement.

2.9 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

2.10 Currency. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in Dollars.

2.11 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Applicable Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.11 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s obligations under this Guaranty in accordance with the terms hereof. Each Qualified ECP Guarantor intends that this Section 2.11 constitute, and this Section 2.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

GRANT OF SECURITY INTEREST

Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby pledges, assigns and grants to the Administrative Agent, for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the Grantors represents and warrants to the Administrative Agent and the Secured Parties that:

4.1 Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 6.02 of the Credit Agreement, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative

Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed in Exhibit E, the Administrative Agent will have a perfected first priority Lien on the Collateral owned by such Grantor in which a Lien may be perfected by filing of a financing statement under the UCC, subject to Liens permitted under Section 6.02 of the Credit Agreement.

4.2 Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor or (ii) such Grantor’s charter, articles or certificate of incorporation, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any material indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Secured Parties).

4.3 Principal Location. Such Grantor’s location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A. As of the Effective Date, such Grantor has no other places of business except those set forth in Exhibit A or Schedule 3.05(c) or Schedule 3.05(d) to the Credit Agreement.

4.4 No Other Names; Etc. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit A. The name in which such Grantor has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.

4.5 Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number are, listed in Exhibit G.

4.6 Property Locations. Except with respect to Inventory, Equipment and Fixtures (i) having a value individually less than $500,000 and $1,000,000 in the aggregate (for all Grantors), (ii) in transit or (iii) under repair, the Inventory, Equipment and Fixtures are located solely at the locations of such Grantor described in Section 4.3 (each, a “Permitted Property Location”).

4.7 Reserved.

4.8 Reserved.

4.9 Filing Requirements. None of the material Equipment owned by such Grantor is covered by any certificate of title, except for motor vehicles. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) motor vehicles and (ii) Patents, Trademarks and Copyrights held by such Grantor and described in Part C of Exhibit B.

4.10 No Financing Statements, Security Agreements. No effective financing statement or security agreement describing all or any portion of the Collateral naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (ii) in respect of Liens permitted by Section 6.02 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

4.11 Pledged Securities and Other Investment Property. Exhibit D sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Collateral, including all Certificates of Indebtedness. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit D as being owned by it, free and clear of any Liens, except for Liens permitted by Section 6.02 of the Credit Agreement. Each Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other Equity Interests) of the respective issuers thereof indicated in Exhibit D, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible and (iii) all such Pledged Collateral held by a securities intermediary is held in one or more Controlled Securities Accounts.

4.12 Intellectual Property. Exhibit B contains a complete and accurate listing as of the Effective Date of all Intellectual Property of each of the Grantors that is registered or the subject of an application for registration or issuance. Except where the failure could not reasonably be expected to result in a Material Adverse Effect, all of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are valid and subsisting, in good standing and are recorded or in the process of being recorded in the name of the applicable Grantor. The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Intellectual Property which could reasonably be expected to result in a Material Adverse Effect.

4.13 Deposit Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts (other than Trust Accounts) are listed on Exhibit H.

4.14 Commercial Tort Claims. The only existing Commercial Tort Claims of any Grantor with a value in excess of $500,000 are those listed on Exhibit F, which sets forth such information separately for each Grantor.

4.15 Specific Collateral. None of the Collateral is or is proceeds or products of Farm Products, As-Extracted Collateral, Health-Care-Insurance Receivables or timber to be cut.

4.16 Enforcement. No permit, consent, approval, authorization, license, registration, notice to or filing with any Governmental Authority or any other Person is required for the exercise by the Administrative Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral, or compliance with (or as may be required by) applicable securities laws or Cemetery Laws, under which consent cannot be obtained prior to such exercise of rights or enforcement of remedies provided herein.

ARTICLE V

COVENANTS

Until this Agreement is terminated in accordance with Section 9.14, each Grantor hereby agrees to the following:

5.1 General.

5.1.1 Reserved.

5.1.2 Taxes. Each Grantor agrees to comply with the terms of Section 5.04 of the Credit Agreement.

5.1.3 Records and Reports. Each Grantor shall keep and maintain proper books and records with respect to the Collateral owned by such Grantor, and furnish to the Administrative Agent such reports relating to the Collateral as the Administrative Agent shall from time to time reasonably request.

5.1.4 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.02 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets of the debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof.” Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted under the Loan Documents.

5.1.5 Disposition of Collateral. No Grantor will Dispose of the Collateral owned by such Grantor except Dispositions permitted pursuant to Section 6.03 of the Credit Agreement.

5.1.6 Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 6.02 of the Credit Agreement; provided that, nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

5.1.7 Puerto Rico Mortgages. If the fair market value of the real property of the Grantors located in the Commonwealth of Puerto Rico equals or exceeds $10,000,000, or if a Default has occurred and is then continuing, such Grantor shall, upon the request of the Administrative Agent (a) create, perfect and evidence a Lien on and a security interest in, all of its right, title and interest in, to and under such real property in the Commonwealth of Puerto Rico to the Administrative Agent for the benefit of the Secured Parties, (b) promptly deliver all Mortgages and Mortgage Instruments with respect to such real property in accordance with Section 5.11 of the Credit Agreement to the extent required by the Administrative Agent, and (c) all such real property shall no longer be considered “Excluded Real Property” or “Excluded Property.”

5.1.8 Further Assurances. Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent. In addition, at any time and from time to time, upon the written request of the Administrative Agent, such Grantor shall, for the purpose of the Administrative Agent obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, take such further action as the Administrative Agent may reasonably request.

5.1.9 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(i)	preserve its existence and corporate structure as in effect on the Effective Date;

(ii)	not change its name or jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Exhibit A; and

(iv)	(A) subject to Section 4.6, not have any Inventory, Equipment or Fixtures at a location other than a Permitted Property Location or (B) not change its name or taxpayer identification number,

unless, in each such case, such Grantor shall have given the Administrative Agent not less than ten (10) days’ (or such shorter period as the Administrative Agent may agree to in its sole discretion) prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Grantor. Upon the reasonable request of the Administrative Agent from time to time, such Grantor will provide a list of all Permitted Property Locations and each other location where any Inventory, Equipment, Fixtures or proceeds or products thereof are located.

5.1.10 Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any effective financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 5.1.4 and any financing statement in respect of Liens permitted by Section 6.02 of the Credit Agreement. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

5.2 Receivables.

5.2.1 Comingling of Receivables in Trust Accounts. Such Grantor shall not deposit or cause to be deposited into any Trust Account any Receivables or proceeds thereof unless required under applicable Cemetery Laws.

5.2.2 Collection of Receivables. Subject to Section 9.3, except in the ordinary course of business of such Grantor and consistent with such Grantor’s reasonable and good faith business judgment, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.

5.2.3 Reserved.

5.2.4 Reserved.

5.2.5 Electronic Chattel Paper. Each Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper with a value individually of $500,000 or more in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

5.3 Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Grantor in good repair, working order and saleable condition (ordinary wear and tear and casualty excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.4 Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor will (i) deliver to the Administrative Agent immediately upon execution of this Agreement the originals of all Chattel Paper (with a value, individually, of $500,000 or more), Securities (to the extent certificated) and Instruments (if any then exist, with a value, individually, of $500,000 or more), in each case constituting Collateral, (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof) with a value, individually, of $500,000 or more, deliver to the Administrative Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall specify, (iv) upon the Administrative Agent’s request, after the occurrence and during the continuance of a Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral, and (v) upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

5.5 Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Agreement. To the extent requested by the Administrative Agent, each Grantor will use all commercially reasonable efforts, with respect to Investment Property with a value, individually, of $250,000 or more constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

5.6 Stock and Other Ownership Interests.

5.6.1 Changes in Capital Structure of Subsidiaries. Except as permitted in the Credit Agreement, no Grantor will (i) permit or suffer any Subsidiary of such Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing except to the extent permitted under the Credit Agreement.

5.6.2 Issuance of Additional Securities. Except as permitted under the Credit Agreement, no Grantor will permit or suffer any Subsidiary to issue any securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor or ratably to the holders of the securities or other ownership interests of such Subsidiary.

5.6.3 Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of a Default and without any further consent of such Grantor.

5.6.4 Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit the Administrative Agent or its nominee at any time after the continuance of a Default, upon notice as set forth in clause (v) of Section 6.2, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Pledged Collateral.

5.7 Deposit Accounts and Securities Accounts. Each Grantor shall, subject to Section 5.17 of the Credit Agreement, (i) deposit all of its cash in Controlled Deposit Accounts or Controlled Securities Accounts, provided, however, that each Grantor may separately maintain (w) Trust Accounts, (x) zero-balance accounts for the purpose of managing local disbursements, (y) payroll, employee benefits, withholding tax and other fiduciary accounts and (z) Deposit Accounts and Securities Accounts with a balance or value of less than or equal to $1,000,000 in the aggregate for all Grantors (the accounts described in clauses (w), (x), (y) and (z) being referred to collectively as the “Excluded Accounts”, such accounts not being required to be Controlled Deposit Accounts or Controlled Securities Accounts), and (ii) subject to compliance with applicable Cemetery Laws, maintain all of its Pledged Collateral held by a securities intermediary in Controlled Securities Accounts. If the balance or value of the accounts described in clause (z) above exceeds $1,000,000 in the aggregate at any time, or if a Default has occurred and is then continuing, then the Grantors shall promptly (but no less frequently than weekly) cause such excess to be transferred to one or more of the Controlled Deposit Accounts or Controlled Securities Accounts.

5.8 Letter-of-Credit Rights. Each Grantor will, upon the Administrative Agent’s request, use commercially reasonable efforts to cause each issuer of a letter of credit in an amount in excess of $250,000 individually, to consent to the assignment of proceeds of such letter of credit in order to give the Administrative Agent Control of the Letter-of-Credit Rights to such letter of credit.

5.9 Federal, State or Municipal Claims. Each Grantor will notify the Administrative Agent of any Collateral owned by such Grantor which constitutes a claim involving an amount of $250,000 or more against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law. Furthermore, each Grantor will execute and deliver to the Administrative Agent such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Administrative Agent may, from time to time, reasonably request, to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owing by any government or instrumentality or agency thereof, all at the expense of the Borrowers.

5.10 No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies in accordance with this Agreement.

5.11 Insurance. Each Grantor agrees to comply with the terms of Section 5.05 of the Credit Agreement with respect to its properties.

5.12 Intellectual Property.

5.12.1 If, after the Effective Date, any Grantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Part C of Exhibit B, which are all of such Grantor’s Patents, Trademarks and Copyrights as of the Effective Date, then such Grantor shall give the Administrative Agent prompt notice thereof. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in a form appropriate for recording in the applicable federal office. Each Grantor also hereby authorizes the Administrative Agent to modify this Agreement unilaterally (i) by amending Part C of Exhibit B to include any future Patents, Trademarks and/or Copyrights of which the Administrative Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing in Part C of Exhibit B a description of such future Patents, Trademarks and/or Copyrights.

5.12.2 As of the Effective Date, no Grantor has any interest in, or title to, any Copyrights, Patents or Trademarks except as set forth in Exhibit B. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Patents and Trademarks and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed in Exhibit E hereto, all action necessary or desirable to protect and perfect the security interest in, to and on each Grantor’s Patents, Trademarks or Copyrights has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

5.13 Commercial Tort Claims. If, after the Effective Date, any Grantor identifies the existence of a Commercial Tort Claim belonging to such Grantor that has arisen in the course of such Grantor’s business (with a value, individually, of $500,000 or more) in addition to the Commercial Tort Claims described in Exhibit F, then such Grantor shall give the Administrative Agent prompt notice thereof. Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

5.14 Landlord/Bailee Agreements. Upon the request of the Administrative Agent during the existence of a Default, each Grantor shall make commercially reasonable efforts to obtain a Landlord/Bailee Agreement, from the lessor of each leased property or bailee or consignee with respect to any warehouse or other location where Collateral with a value in excess of $500,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.

5.15 Updating of Exhibits to Agreement. Promptly following the Administrative Agent’s request therefor (but in no event more frequently than once per calendar year absent the existence of a Default), the Grantors will provide to the Administrative Agent, updated versions of the Exhibits to this Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Grantors shall indicate that there has been “no change” to the applicable Exhibit(s)). Notwithstanding anything to the contrary contained in this Agreement, to the extent a representation and warranty contained in Article IV or a covenant contained in this Article V relates or is subject to an Exhibit, such covenant shall be deemed applicable as of the most recent date that is the later of (i) the Effective Date or (ii) the date upon which the Grantors have delivered the updated Exhibits as described above.

ARTICLE VI

DEFAULT

6.1 Default. The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement shall constitute a default (“Default”) hereunder.

6.2 Remedies. Upon the occurrence and during the continuance of a Default, the Administrative Agent may, and at the direction of the Required Lenders shall, subject to compliance with applicable Cemetery Laws, exercise any or all of the following rights and remedies:

(i)	Those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to a Default.

(ii)	Those rights and remedies available to a secured party under the UCC or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(iii)	Give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to the Collateral covered thereby.

(iv)	Without notice (except as specifically provided in Section 9.1) enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises of elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(v)	Concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged

Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

6.2.1 The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

6.2.2 The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

6.2.3 Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

6.2.4 Reserved.

6.2.5 Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, any Guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

6.2.6 Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 6.2.1. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

6.3 Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuation of a Default, subject to compliance with applicable Cemetery Laws, each Grantor will:

(i)	assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent;

(ii)	permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(iii)	take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral.

6.4 License. Subject to compliance with applicable Cemetery Laws, the Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit, subject to any restrictions set forth therein. In addition, subject to compliance with applicable Cemetery Laws, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of a Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VII

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent and each Grantor, and then only to the extent in such writing specifically set forth; provided that, the addition of any Subsidiary as a Grantor or Guarantor hereunder by execution of a Supplement shall not require receipt of any consent from or execution of any documentation by any other Grantor or Guarantor party hereto. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been Paid in Full.

ARTICLE VIII

PROCEEDS; COLLECTION OF RECEIVABLES

8.1 Lockboxes. Upon request of the Administrative Agent after the occurrence and during the continuation of a Default, each Grantor shall execute and deliver to the Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.

8.2 Collection of Receivables. The Administrative Agent may at any time after the occurrence and during the continuation of a Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Section 8.3 and Section 8.4.

8.3 Special Collateral Account. Upon request of the Administrative Agent after the occurrence and during the continuation of a Default, the Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over such cash collateral account. If no Default has occurred or is continuing, the Administrative Agent shall from time to time deposit the collected balances in such cash collateral account into the applicable Grantor’s general operating account with the Administrative Agent. If any Default has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in such cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

8.4 Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations as provided under Section 2.18 of the Credit Agreement.

8.5 Cemetery Laws. Notwithstanding anything to the contrary contained in this Article VIII, the Administrative Agent’s rights under this Article VIII shall be subject to compliance with applicable Cemetery Laws, including requirements pertaining to the placement of proceeds of any Grantor’s Receivables into Trust Accounts.

ARTICLE IX

GENERAL PROVISIONS

9.1 Notice of Disposition of Collateral; Condition of Collateral. To the fullest extent permitted under applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Administrative Borrower, addressed as set forth in Section 9.01 of the Credit Agreement, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

9.2 Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that, subject to compliance with applicable Cemetery Laws, it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2.

9.3 Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

9.4 Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, during the existence of a Default, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 9.4. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

9.5 Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral. Each Grantor further irrevocably authorizes the Administrative Agent at any time and from time to time during the existence of a Default in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 5.1.5 and subject to compliance with applicable Cemetery Laws, to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VIII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Agreement or under the Credit Agreement.

9.6 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 5.1.5, 5.1.6, 5.4, 6.3 or 9.8 or in Article VIII hereof will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 9.6 shall be specifically enforceable against the Grantors.

9.7 Use and Possession of Certain Premises. Upon the occurrence and during the continuation of a Default, subject to compliance with applicable Cemetery Laws, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

9.8 Cemetery Laws. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the Administrative Agent acknowledges that its rights and remedies with respect to the Collateral are subject to compliance with applicable Cemetery Laws and that the exercise of such rights and remedies may require the approval (including prior approval) of Governmental Authorities under applicable Cemetery Laws.

9.9 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.10 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Guarantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that the Grantors and the Guarantors shall not have the right to assign their rights or delegate their obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

9.11 Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

9.12 Expenses. The Grantors shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, but limited to no more than one counsel and, if applicable, one local and one regulatory counsel in each applicable jurisdiction) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Secured Party (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Secured Party) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and any other Loan Document, including its rights under this Section 9.12, or (B) in connection with the Loans made or Letters of Credit issued under the Credit Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

9.13 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

9.14 Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until terminated in accordance with Section 9.15 of the Credit Agreement. The terms and provisions of Section 9.15 of the Credit Agreement are incorporated into this Agreement by this reference as if more fully set forth herein.

9.15 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Administrative Agent relating to the Collateral.

9.16 Governing Law; Jurisdiction; Waiver of Jury Trial.

9.16.1 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9.16.2 Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

9.16.3 Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.16.2. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.16.4 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Article X of this Agreement, and each of the Grantors hereby appoints the Administrative Borrower as its agent for service of process. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.16.5 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GRANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GRANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GRANTORS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.17 Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees in accordance with the terms of Section 9.03(b) of the Credit Agreement applied mutatis mutandis.

9.18 Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any Intercompany Indebtedness, any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior Payment in Full, of all Secured Obligations; provided that, and not in contravention of the foregoing, at all times prior to such Grantor’s receipt of written notice of the Administrative Agent’s exercise of its rights under this Section 9.18 during the existence of a Default, such Grantor may make loans to and receive payments in the ordinary course of business o or otherwise with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Administrative Agent in those assets. No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until this Agreement has terminated in accordance with Section 9.14. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets or property (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations shall have first been Paid in Full. Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the termination of this Agreement in accordance with Section 9.14, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Secured Parties. If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the termination of this Agreement in accordance with Section 9.14, except as permitted under the Credit Agreement, no Grantor will assign or transfer to any Person (other than the Administrative Agent or another Grantor) any claim any such Grantor has or may have against any Obligor.

9.19 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.20 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE X

NOTICES

10.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.01 of the Credit Agreement. Any notice delivered to the Administrative Borrower shall be deemed to have been delivered to all of the Grantors.

10.2 Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Capital One, National Association has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

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IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Agreement as of the date first above written.

Administrative Borrower:

STONEMOR OPERATING LLC

By:	/s/ Sean P. McGrath
Name:	Sean P. McGrath
Title:	Chief Financial Officer

Partnership:

STONEMOR PARTNERS L.P.
By: STONEMOR GP LLC, as its General Partner

By:	/s/ Sean P. McGrath
Name:	Sean P. McGrath
Title:	Chief Financial Officer

[Signature Page to Guaranty and Collateral Agreement]

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Birchlawn Burial Park Subsidiary, Inc.

Bronswood Cemetery, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Gardens, Inc.

Forest Lawn Memory Gardens, Inc.

Forest Lawn Memorial Chapel, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

KIRIS Subsidiary, Inc.

Kirk & Nice, Inc.

Kirk & Nice Suburban Chapel, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

By:	/s/ Frank Milles
Frank Milles, as Vice President of each of the above-named Borrowers

[Signature Page to Guaranty and Collateral Agreement]

Modern Park Development Subsidiary, Inc.

Oak Hill Cemetery Subsidiary, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

Prince George Cemetery Corporation

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Puerto Rico Cemetery and Funeral, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Frank Milles
Frank Milles, as Vice President of each of the above-named Borrowers

[Signature Page to Guaranty and Collateral Agreement]

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

CMS West LLC

CMS West Subsidiary LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rolling Green Memorial Park LLC

Rockbridge Memorial Gardens LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:	/s/ Frank Milles
Frank Milles, as Vice President of each of the above-named Borrowers

[Signature Page to Guaranty and Collateral Agreement]

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Hawaii LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Mississippi LLC

StoneMor Mississippi Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oklahoma LLC

StoneMor Oklahoma Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

StoneMor Wisconsin LLC

StoneMor Wisconsin Subsidiary LLC

By:	/s/ Frank Milles
Frank Milles, as Vice President of each of the above-named Borrowers

[Signature Page to Guaranty and Collateral Agreement]

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Frank Milles
Frank Milles, as Vice President of each of the above-named Borrowers

[Signature Page to Guaranty and Collateral Agreement]

StoneMor Florida LLC
StoneMor Florida Subsidiary LLC

By:	/s/ Kenneth E. Lee, Jr.,
Kenneth E. Lee, Jr., as President of each of the above-named Borrowers

[Signature Page to Guaranty and Collateral Agreement]

Cornerstone Trust Management Services LLC

By:	/s/ Frank Milles
Frank Milles, as President of the above-named Borrower

[Signature Page to Guaranty and Collateral Agreement]

Administrative Agent:

CAPITAL ONE, NATIONAL ASSOCIATION,

By:	/s/ Andrew Richards
Name:	Andrew Richards
Title:	Senior Vice President

[Signature Page to Guaranty and Collateral Agreement]

EXHIBIT A

NAMES AND LOCATIONS

The name of the Grantor Cemetery Management Services of Mid-Atlantic States, L.L.C., a Delaware limited liability company, was changed to Cornerstone Trust Management Services LLC (“RIA LLC”) effective February 24, 2014.

The name of the Grantor SCI Puerto Rico Funeral And Cemetery Services, Inc., a Puerto Rico corporation, was changed to StoneMor Puerto Rico Cemetery And Funeral, Inc. as certified by the Puerto Rico Secretary of State on September 6, 2012 effective October 13, 2011.

The chief executive office where all executive officers of each Grantor are situated is located at 3600 Horizon Boulevard, Suite 100, Trevose, PA 19053. The primary mailing address of each Grantor is 3600 Horizon Boulevard, Suite 100, Trevose, PA 19053. Each Grantor also maintains a place or places of business at a location or locations as may be referenced in Schedule 3.05(c), Schedule 3.05(d) and/or Schedule 3.05(e) to the Credit Agreement.

Leased Locations of Inventory, Equipment and Fixtures of the Grantors (including the Landlord’s Name) are referenced in Schedule 3.05(d) to the Credit Agreement.

Cemetery and funeral merchandise sold preneed and constructively delivered to purchasers in accordance with applicable law by storage at a public or private warehouse, supplier or manufacturer or other location is the property of the purchasers and not any of the Grantors.

EXHIBIT B

MOTOR VEHICLES AND INTELLECTUAL PROPERTY

A. [Reserved]

B. Aircraft/engines, ships, vessels, railcars, other vehicles and similar equipment governed by federal statute: None

C. Patents, copyrights and trademarks protected under federal law:

Trademarks

Mark Name	Jurisdiction	Owner	Reg. Date (App. Date)	Reg. No. (App. No.)	Status
FOREST LAWN MEMORY GARDENS & FUNERAL HOME	Indiana	Forest Lawn Memorial Chapel, Inc.	7/26/2005	IN 20050416	LIVE

STONEMOR	USA	Stonemor Operating LLC	7/21/2015	4,775,107	LIVE

EXHIBIT C

[RESERVED]

EXHIBIT D

INVESTMENT PROPERTY

Five (5) Class B membership units are held by StoneMor Pennsylvania Subsidiary LLC (“PA NQ Sub”), constituting 100% of the Class B membership units, in Archdiocese Holdco pursuant to that certain Operating Agreement entered into as of May 28, 2014 (the “Operating Agreement”) between Archdiocese Holdco and PA NQ Sub. The Operating Agreement provides, among other things, that the Class B membership units are subject to certain transfer restrictions as set forth in the Operating Agreement and only PA NQ Sub or entities permitted to hold the leasehold interest of Tenant under the Archdiocese Lease shall be entitled to own and hold Class B membership units (except upon termination of the Archdiocese Lease and the satisfaction and payment in full of all obligations due to the Tenant under the Archdiocese Lease, all Class B membership units shall be deemed assigned to Archdiocese. Any purported transfer (including by operation of law) of Class B membership units in violation of the Operating Agreement shall be null and void. The Class B membership units constitute a non-economic interest in Archdiocese Holdco and give PA NQ Sub approval rights in order for Archdiocese Holdco to file for bankruptcy which could prejudice the rights of Tenant under the Archdiocese Lease. The Archdiocese as the holder of all the 1,000 Class A membership units in Archdiocese Holdco shall be permitted to prepare and file UCC-1 financing statements for informational purposes for recording in the counties in which the cemeteries are located to the effect of the foregoing.

Only the Archdiocese shall be entitled to be a Class A Member and to own and hold Class A membership units in Archdiocese Holdco (except as provided in the Security Agreement between Archdiocese and Tenant dated as of May 28, 2014 a security interest and lien on the Class A membership units and assets of Archdiocese Holdco are created).

Issuing Entity	Principal Amount of Certificates of Interest, Debt or Indebtedness Issued	Loan Party Holder of Outstanding Certificates
Bethel Cemetery Association (a New Jersey non-profit corporation)	$240,556.34	Arlington Development Company

Beth Israel Cemetery Association of Woodbridge, New Jersey (a New Jersey non-profit corporation)	$22,510,730.00	StoneMor Operating LLC

Clover Leaf Park Cemetery Association (a New Jersey non-profit corporation)	$325,625.00	StoneMor Operating LLC

EXHIBIT E

FILING OFFICES

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

StoneMor Alabama LLC	Alabama	Alabama Secretary of State

StoneMor Alabama Subsidiary, Inc.	Alabama	Alabama Secretary of State

The Valhalla Cemetery Company LLC	Alabama	Alabama Secretary of State

The Valhalla Cemetery Subsidiary Corporation	Alabama	Alabama Secretary of State

StoneMor Arkansas Subsidiary LLC	Arkansas	Arkansas Secretary of State

StoneMor California, Inc.	California	California Secretary of State

StoneMor California Subsidiary, Inc.	California	California Secretary of State

Sierra View Memorial Park	California	California Secretary of State

StoneMor Colorado LLC	Colorado	Colorado Secretary of State

StoneMor Colorado Subsidiary LLC	Colorado	Colorado Secretary of State

Willowbrook Management Corp.	Connecticut	Connecticut Secretary of the State

Cemetery Management Services, L.L.C.	Delaware	Delaware Secretary of State

Cornerstone Trust Management Services LLC	Delaware	Delaware Secretary of State

Cemetery Management Services of Ohio, L.L.C.	Delaware	Delaware Secretary of State

Plymouth Warehouse Facilities LLC	Delaware	Delaware Secretary of State

Cornerstone Family Insurance Services, Inc.	Delaware	Delaware Secretary of State

Cornerstone Funeral and Cremation Services LLC	Delaware	Delaware Secretary of State

Glen Haven Memorial Park LLC	Delaware	Delaware Secretary of State

Henlopen Memorial Park LLC	Delaware	Delaware Secretary of State

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

Henlopen Memorial Park Subsidiary LLC	Delaware	Delaware Secretary of State

Lorraine Park Cemetery LLC	Delaware	Delaware Secretary of State

Osiris Holding Finance Company	Delaware	Delaware Secretary of State

Osiris Holding of Maryland LLC	Delaware	Delaware Secretary of State

Perpetual Gardens.Com, Inc.	Delaware	Delaware Secretary of State

StoneMor Operating LLC	Delaware	Delaware Secretary of State

WNCI LLC	Delaware	Delaware Secretary of State

StoneMor Florida Subsidiary LLC	Florida	Florida Secured Transaction Registry

StoneMor Florida LLC	Florida	Florida Secured Transaction Registry

Lakewood Memory Gardens South LLC	Georgia	Georgia Superior Court Clerk’s Cooperative Authority

Lakewood Memory Gardens South Subsidiary, Inc.	Georgia	Georgia Superior Court Clerk’s Cooperative Authority

StoneMor Georgia LLC	Georgia	Georgia Superior Court Clerk’s Cooperative Authority

StoneMor Georgia Subsidiary, Inc.	Georgia	Georgia Superior Court Clerk’s Cooperative Authority

StoneMor Hawaiian Joint Venture Group LLC	Hawaii	Hawaii Bureau of Conveyances

StoneMor Hawaii LLC	Hawaii	Hawaii Bureau of Conveyances

StoneMor Hawaii Subsidiary, Inc.	Hawaii	Hawaii Bureau of Conveyances

StoneMor Illinois LLC	Illinois	Illinois Secretary of State

StoneMor Illinois Subsidiary LLC	Illinois	Illinois Secretary of State

Bronswood Cemetery, Inc.	Illinois	Illinois Secretary of State

StoneMor Indiana LLC	Indiana	Indiana Secretary of State

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

StoneMor Indiana Subsidiary LLC	Indiana	Indiana Secretary of State

Chapel Hill Funeral Home, Inc.	Indiana	Indiana Secretary of State

Covington Memorial Funeral Home, Inc.	Indiana	Indiana Secretary of State

Covington Memorial Gardens, Inc.	Indiana	Indiana Secretary of State

Forest Lawn Memorial Chapel, Inc.	Indiana	Indiana Secretary of State

Forest Lawn Memory Gardens, Inc.	Indiana	Indiana Secretary of State

StoneMor Iowa LLC	Iowa	Iowa Secretary of State

StoneMor Iowa Subsidiary LLC	Iowa	Iowa Secretary of State

StoneMor Kansas LLC	Kansas	Kansas Secretary of State

StoneMor Kansas Subsidiary LLC	Kansas	Kansas Secretary of State

StoneMor Kentucky LLC	Kentucky	Kentucky Secretary of State

StoneMor Kentucky Subsidiary LLC	Kentucky	Kentucky Secretary of State

Cedar Hill Funeral Home, Inc.	Maryland	Maryland Department of Assessments and Taxation

Columbia Memorial Park LLC	Maryland	Maryland Department of Assessments and Taxation

Columbia Memorial Park Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

Glen Haven Memorial Park Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

Lorraine Park Cemetery Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

Modern Park Development LLC	Maryland	Maryland Department of Assessments and Taxation

Modern Park Development Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

Osiris Holding of Maryland Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

Springhill Memory Gardens LLC	Maryland	Maryland Department of Assessments and Taxation

Springhill Memory Gardens Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

Sunset Memorial Park LLC	Maryland	Maryland Department of Assessments and Taxation

Sunset Memorial Park Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

Wicomico Memorial Parks LLC	Maryland	Maryland Department of Assessments and Taxation

Wicomico Memorial Parks Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

W N C Subsidiary, Inc.	Maryland	Maryland Department of Assessments and Taxation

StoneMor Michigan LLC	Michigan	Michigan Secretary of State

StoneMor Michigan Subsidiary LLC	Michigan	Michigan Secretary of State

Chapel Hill Associates, Inc.	Michigan	Michigan Secretary of State

StoneMor Mississippi LLC	Mississippi	Mississippi Secretary of State

StoneMor Mississippi Subsidiary LLC	Mississippi	Mississippi Secretary of State

StoneMor Missouri LLC	Missouri	Missouri Secretary of State

StoneMor Missouri Subsidiary LLC	Missouri	Missouri Secretary of State

Arlington Development Company	New Jersey	New Jersey Department of the Treasury

Cornerstone Family Services of New Jersey, Inc.	New Jersey	New Jersey Department of the Treasury

Legacy Estates, Inc.	New Jersey	New Jersey Department of the Treasury

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

Osiris Management, Inc.	New Jersey	New Jersey Department of the Treasury

Osiris Telemarketing Corp.	New York	New York Department of State

StoneMor North Carolina LLC	North Carolina	North Carolina Secretary of State

StoneMor North Carolina Funeral Services, Inc.	North Carolina	North Carolina Secretary of State

StoneMor North Carolina Subsidiary LLC	North Carolina	North Carolina Secretary of State

StoneMor Ohio LLC	Ohio	Ohio Secretary of State

StoneMor Ohio Subsidiary, Inc.	Ohio	Ohio Secretary of State

StoneMor Oklahoma LLC	Oklahoma	Oklahoma County Clerk’s Office (Oklahoma)

StoneMor Oklahoma Subsidiary LLC	Oklahoma	Oklahoma County Clerk’s Office (Oklahoma)

StoneMor Oregon LLC	Oregon	Oregon Secretary of State

StoneMor Oregon Subsidiary LLC	Oregon	Oregon Secretary of State

CMS West LLC	Pennsylvania	Pennsylvania Department of State

CMS West Subsidiary LLC	Pennsylvania	Pennsylvania Department of State

Eloise B. Kyper Funeral Home, Inc.	Pennsylvania	Pennsylvania Department of State

StoneMor Partners L.P.	Pennsylvania	Pennsylvania Department of State

StoneMor Pennsylvania LLC	Pennsylvania	Pennsylvania Department of State

Juniata Memorial Park LLC	Pennsylvania	Pennsylvania Department of State

Laurelwood Holding Company	Pennsylvania	Pennsylvania Department of State

StoneMor Cemetery Products LLC	Pennsylvania	Pennsylvania Department of State

Osiris Holding of Pennsylvania LLC	Pennsylvania	Pennsylvania Department of State

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

StoneMor Pennsylvania Subsidiary LLC	Pennsylvania	Pennsylvania Department of State

Rolling Green Memorial Park LLC	Pennsylvania	Pennsylvania Department of State

Stephen R. Haky Funeral Home, Inc.	Pennsylvania	Pennsylvania Department of State

StoneMor Holding of Pennsylvania LLC	Pennsylvania	Pennsylvania Department of State

Tioga County Memorial Gardens LLC	Pennsylvania	Pennsylvania Department of State

Woodlawn Memorial Park Subsidiary LLC	Pennsylvania	Pennsylvania Department of State

Forest Lawn Gardens, Inc.	Pennsylvania	Pennsylvania Department of State

Kirk & Nice, Inc.	Pennsylvania	Pennsylvania Department of State

Kirk & Nice Suburban Chapel, Inc.	Pennsylvania	Pennsylvania Department of State

StoneMor Puerto Rico LLC	Puerto Rico	Puerto Rico Registry of Commercial Transactions

StoneMor Puerto Rico Subsidiary LLC	Puerto Rico	Puerto Rico Registry of Commercial Transactions

StoneMor Puerto Rico Cemetery And Funeral, Inc.	Puerto Rico	Puerto Rico Registry of Commercial Transactions

Osiris Holding of Rhode Island LLC	Rhode Island	Rhode Island Secretary of State

Osiris Holding of Rhode Island Subsidiary, Inc.	Rhode Island	Rhode Island Secretary of State

StoneMor South Carolina LLC	South Carolina	South Carolina Secretary of State

StoneMor South Carolina Subsidiary LLC	South Carolina	South Carolina Secretary of State

Lakewood/Hamilton Cemetery LLC	Tennessee	Tennessee Secretary of State

Lakewood/Hamilton Cemetery Subsidiary, Inc.	Tennessee	Tennessee Secretary of State

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

StoneMor Tennessee Subsidiary, Inc.	Tennessee	Tennessee Secretary of State

Alleghany Memorial Park LLC	Virginia	Virginia State Corporation Commission

Alleghany Memorial Park Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Altavista Memorial Park LLC	Virginia	Virginia State Corporation Commission

Altavista Memorial Park Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Augusta Memorial Park Perpetual Care Company	Virginia	Virginia State Corporation Commission

Birchlawn Burial Park LLC	Virginia	Virginia State Corporation Commission

Birchlawn Burial Park Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Cemetery Investments LLC	Virginia	Virginia State Corporation Commission

Cemetery Investments Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Covenant Acquisition LLC	Virginia	Virginia State Corporation Commission

Covenant Acquisition Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Henry Memorial Park LLC	Virginia	Virginia State Corporation Commission

Henry Memorial Park Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

KIRIS LLC	Virginia	Virginia State Corporation Commission

KIRIS Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Laurel Hill Memorial Park LLC	Virginia	Virginia State Corporation Commission

Laurel Hill Memorial Park Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Loewen [Virginia] LLC	Virginia	Virginia State Corporation Commission

Loewen [Virginia] Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Oak Hill Cemetery LLC	Virginia	Virginia State Corporation Commission

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

Oak Hill Cemetery Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

PVD Acquisitions LLC	Virginia	Virginia State Corporation Commission

PVD Acquisitions Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Rockbridge Memorial Gardens LLC	Virginia	Virginia State Corporation Commission

Rockbridge Memorial Gardens Subsidiary Company	Virginia	Virginia State Corporation Commission

Rose Lawn Cemeteries LLC	Virginia	Virginia State Corporation Commission

Rose Lawn Cemeteries Subsidiary, Incorporated	Virginia	Virginia State Corporation Commission

Roselawn Development LLC	Virginia	Virginia State Corporation Commission

Roselawn Development Subsidiary Corporation	Virginia	Virginia State Corporation Commission

Russell Memorial Cemetery LLC	Virginia	Virginia State Corporation Commission

Russell Memorial Cemetery Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Shenandoah Memorial Park LLC	Virginia	Virginia State Corporation Commission

Shenandoah Memorial Park Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Southern Memorial Sales LLC	Virginia	Virginia State Corporation Commission

Southern Memorial Sales Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Star City Memorial Sales LLC	Virginia	Virginia State Corporation Commission

Star City Memorial Sales Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Stitham LLC	Virginia	Virginia State Corporation Commission

Stitham Subsidiary, Incorporated	Virginia	Virginia State Corporation Commission

Grantor	Jurisdiction of Incorporation or Organization	Applicable Filing Office For Financing Statements

Sunset Memorial Gardens LLC	Virginia	Virginia State Corporation Commission

Sunset Memorial Gardens Subsidiary, Inc.	Virginia	Virginia State Corporation Commission

Temple Hill LLC	Virginia	Virginia State Corporation Commission

Temple Hill Subsidiary Corporation	Virginia	Virginia State Corporation Commission

Virginia Memorial Service LLC	Virginia	Virginia State Corporation Commission

Virginia Memorial Service Subsidiary Corporation	Virginia	Virginia State Corporation Commission

Prince George Cemetery Corporation	Virginia	Virginia State Corporation Commission

StoneMor Washington, Inc.	Washington	Washington Department of Licensing

StoneMor Washington Subsidiary LLC	Washington	Washington Department of Licensing

Cornerstone Family Services of West Virginia LLC	West Virginia	West Virginia Secretary of State

Cornerstone Family Services of West Virginia Subsidiary, Inc.	West Virginia	West Virginia Secretary of State

StoneMor Wisconsin LLC	Wisconsin	Wisconsin Department of Financial Institutions

StoneMor Wisconsin Subsidiary LLC	Wisconsin	Wisconsin Department of Financial Institutions

EXHIBIT F

COMMERCIAL TORT CLAIMS

None.

EXHIBIT G

GRANTOR INFORMATION

SCHEDULE G

GRANTOR INFORMATION

“EIN” = Federal Employer Identification Number (assigned to Grantor)

“LLC” = limited liability companies

“Corp.” = corporation

“LP” = limited partnership

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
StoneMor Alabama LLC	LLC	Alabama	72-1602507	DLL 465-354

StoneMor Alabama Subsidiary, Inc.	Corp.	Alabama	72-1602509	D/C 241-991

The Valhalla Cemetery Company LLC	LLC	Alabama	63-0216030	DLL 453-280

The Valhalla Cemetery Subsidiary Corporation	Corp.	Alabama	20-1027540	D/C 234-699

StoneMor Arkansas Subsidiary LLC	LLC	Arkansas	26-1284540	800121002

StoneMor California, Inc.	Corp.	California	26-1299738	C3051630

StoneMor California Subsidiary, Inc.	Corp.	California	26-1299843	C3051631

Sierra View Memorial Park	Corp.	California	94-1415269	C0129581

StoneMor Colorado LLC	LLC	Colorado	61-1498146	20061009253

StoneMor Colorado Subsidiary LLC	LLC	Colorado	61-1498142	20061009258

Willowbrook Management Corp.	Corp.	Connecticut	22-2598658	0520568

Cemetery Management Services, L.L.C.	LLC	Delaware	26-0047038	3472409

Cornerstone Trust Management Services LLC	LLC	Delaware	55-0789275	3472418

Cemetery Management Services of Ohio, L.L.C.	LLC	Delaware	30-0024384	3472412

Plymouth Warehouse Facilities LLC	LLC	Delaware	26-0046991	3472414

Cornerstone Family Insurance Services, Inc.	Corp.	Delaware	23-3091746	3416801

Cornerstone Funeral and Cremation Services LLC	LLC	Delaware	56-2287191	3545666

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
Glen Haven Memorial Park LLC	LLC	Delaware	76-0763757	3843064

Henlopen Memorial Park LLC	LLC	Delaware	51-0101683	0610026

Henlopen Memorial Park Subsidiary LLC	LLC	Delaware	20-1618002	3789304

Lorraine Park Cemetery LLC	LLC	Delaware	76-0763744	3843059

Osiris Holding Finance Company	Corp.	Delaware	23-2653124	2263935

Osiris Holding of Maryland LLC	LLC	Delaware	23-2648923	2262713

Perpetual Gardens.Com, Inc.	Corp.	Delaware	23-3090963	3168146

StoneMor Operating LLC	LLC	Delaware	90-0182025	3774213

StoneMor Partners L.P.	LP	Delaware	80-0103159	3760019

WNCI LLC	LLC	Delaware	76-0763751	3843063

StoneMor Florida Subsidiary LLC	LLC	Florida	26-1284401	L07000105449

StoneMor Florida LLC	LLC	Florida	45-5412411	L12000073256

Lakewood Memory Gardens South Subsidiary, Inc.	Corp.	Georgia	20-1633468	GA0421942

Lakewood Memory Gardens South LLC	LLC	Georgia	58-2590484	GA0443777

StoneMor Georgia LLC	LLC	Georgia	51-0548419	GA0541020

StoneMor Georgia Subsidiary, Inc.	Corp.	Georgia	51-0548421	GA0541052

StoneMor Hawaiian Joint Venture Group LLC	LLC	Hawaii	26-2763626	62018

StoneMor Hawaii LLC	LLC	Hawaii	26-1344810	56677

StoneMor Hawaii Subsidiary, Inc.	Corp.	Hawaii	26-1344834	223051

StoneMor Illinois LLC	LLC	Illinois	86-1170642	0185915-3

StoneMor Illinois Subsidiary LLC	LLC	Illinois	86-1170645	0185916-1

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
Bronswood Cemetery, Inc.	Corp.	Illinois	36-1221070	03926036

StoneMor Indiana LLC	LLC	Indiana	56-2661323	2007051600121

StoneMor Indiana Subsidiary LLC	LLC	Indiana	56-2661326	2007051600122

Chapel Hill Funeral Home, Inc.	Corp.	Indiana	35-1734051	1988030519

Covington Memorial Funeral Home, Inc.	Corp.	Indiana	35-1840994	1991110008

Covington Memorial Gardens, Inc.	Corp.	Indiana	35-0964033	194203-030

Forest Lawn Memorial Chapel, Inc.	Corp.	Indiana	35-1650612	198509-264

Forest Lawn Memory Gardens, Inc.	Corp.	Indiana	35-1003831	194250-002

StoneMor Iowa LLC	LLC	Iowa	26-1284047	353116

StoneMor Iowa Subsidiary LLC	LLC	Iowa	26-1284281	353115

StoneMor Kansas LLC	LLC	Kansas	61-1498141	3882404

StoneMor Kansas Subsidiary LLC	LLC	Kansas	61-1498138	3882412

StoneMor Kentucky LLC	LLC	Kentucky	38-3732170	0629063

StoneMor Kentucky Subsidiary LLC	LLC	Kentucky	61-1498118	0629066

Cedar Hill Funeral Home, Inc.	Corp.	Maryland	52-0497840	D00203034

Columbia Memorial Park LLC	LLC	Maryland	76-0763759	MDW07900343

Columbia Memorial Park Subsidiary, Inc.	Corp.	Maryland	20-0872737	D07795487

Glen Haven Memorial Park Subsidiary, Inc.	Corp.	Maryland	20-0872664	D07795511

Lorraine Park Cemetery Subsidiary, Inc.	Corp.	Maryland	20-0872318	D07795701

Modern Park Development LLC	LLC	Maryland	30-0263781	MDW07900301

Modern Park Development Subsidiary, Inc.	Corp.	Maryland	20-0872273	D07795735

Osiris Holding of Maryland Subsidiary, Inc.	Corp.	Maryland	20-0872608	D07795545

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
Springhill Memory Gardens LLC	LLC	Maryland	76-0763746	MDW07900293

Springhill Memory Gardens Subsidiary, Inc.	Corp.	Maryland	20-0872387	D07795743

Sunset Memorial Park LLC	LLC	Maryland	76-0763755	MDW07900269

Sunset Memorial Park Subsidiary, Inc.	Corp.	Maryland	20-0872559	D07795560

Wicomico Memorial Parks LLC	LLC	Maryland	76-0763753	MDW07900327

Wicomico Memorial Parks Subsidiary, Inc.	Corp.	Maryland	20-0872493	D07795602

W N C Subsidiary, Inc.	Corp.	Maryland	20-0872430	D07795610

StoneMor Michigan LLC	LLC	Michigan	36-4584459	B7090G

StoneMor Michigan Subsidiary LLC	LLC	Michigan	37-1520064	B7089Y

Chapel Hill Associates, Inc.	Corp.	Michigan	35-0998968	063205

StoneMor Mississippi LLC	LLC	Mississippi	45-2846235	986009

StoneMor Mississippi Subsidiary LLC	LLC	Mississippi	45-2846309	986008

StoneMor Missouri LLC	LLC	Missouri	61-1498134	LC0707777

StoneMor Missouri Subsidiary LLC	LLC	Missouri	61-1498131	LC0707641

Arlington Development Company	Corp.	New Jersey	21-0396590	1550001000

Cornerstone Family Services of New Jersey, Inc.	Corp.	New Jersey	20-1633476	0100926572

Legacy Estates, Inc.	Corp.	New Jersey	23-3092731	0100818091

Osiris Management, Inc.	Corp.	New Jersey	22-3278549	0100576312

Osiris Telemarketing Corp.	Corp.	New York	23-3482788	DOS2094752

StoneMor North Carolina LLC	LLC	North Carolina	51-0548425	787462

StoneMor North Carolina Funeral Services, Inc.	Corp.	North Carolina	20-3214220	792806

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
StoneMor North Carolina Subsidiary LLC	LLC	North Carolina	54-2177480	787449

StoneMor Ohio LLC	LLC	Ohio	77-0640604	OH1455868

StoneMor Ohio Subsidiary, Inc.	Corp.	Ohio	20-1002754	OH1455867

StoneMor Oklahoma LLC	LLC	Oklahoma	45-2846450	3512319092

StoneMor Oklahoma Subsidiary LLC	LLC	Oklahoma	45-2846546	3512319088

StoneMor Oregon LLC	LLC	Oregon	61-1498130	332503-90

StoneMor Oregon Subsidiary LLC	LLC	Oregon	61-1498125	332504-99

CMS West LLC	LLC	Pennsylvania	55-0878663	PA3213789

CMS West Subsidiary LLC	LLC	Pennsylvania	51-0518668	PA3200086

Eloise B. Kyper Funeral Home, Inc.	Corp.	Pennsylvania	25-1646241	PA1622092

StoneMor Pennsylvania LLC	LLC	Pennsylvania	55-0878634	PA3213643

Juniata Memorial Park LLC	LLC	Pennsylvania	55-0878631	PA3213767

Laurelwood Holding Company	Corp.	Pennsylvania	23-2952494	PA2801771

StoneMor Cemetery Products LLC	LLC	Pennsylvania	26-0388578	PA3200081

Osiris Holding of Pennsylvania LLC	LLC	Pennsylvania	55-0878660	PA3213779

StoneMor Pennsylvania Subsidiary LLC	LLC	Pennsylvania	51-0518664	PA3200080

Rolling Green Memorial Park LLC	LLC	Pennsylvania	55-0878637	PA3213760

Stephen R. Haky Funeral Home, Inc.	Corp.	Pennsylvania	23-0899160	PA242387

StoneMor Holding of Pennsylvania LLC	LLC	Pennsylvania	01-0861526	PA3213854

Tioga County Memorial Gardens LLC	LLC	Pennsylvania	55-0878629	PA3213769

Woodlawn Memorial Park Subsidiary LLC	LLC	Pennsylvania	26-0401167	PA3200079

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
Forest Lawn Gardens, Inc.	Corp.	Pennsylvania	25-1286252	PA620532

Kirk & Nice, Inc.	Corp.	Pennsylvania	23-1543090	190294

Kirk & Nice Suburban Chapel, Inc.	Corp.	Pennsylvania	23-1322135	190295

StoneMor Puerto Rico LLC	LLC	Puerto Rico	66-0703132	819

StoneMor Puerto Rico Subsidiary LLC	LLC	Puerto Rico	66-0703136	820

StoneMor Puerto Rico Cemetery and Funeral, Inc.	Corp.	Puerto Rico	66-0502561	85648

Osiris Holding of Rhode Island LLC	LLC	Rhode Island	55-0883441	139824

Osiris Holding of Rhode Island Subsidiary, Inc.	LLC	Rhode Island	20-1614798	139928

StoneMor South Carolina LLC	LLC	South Carolina	26-1344723	071025-0124

StoneMor South Carolina Subsidiary LLC	LLC	South Carolina	26-1344744	071025-0126

Lakewood/Hamilton Cemetery LLC	LLC	Tennessee	62-1840058	0400476

Lakewood/Hamilton Cemetery Subsidiary, Inc.	Corp.	Tennessee	20-1614748	0472879

StoneMor Tennessee Subsidiary, Inc.	Corp.	Tennessee	26-1284668	0561540

Alleghany Memorial Park LLC	LLC	Virginia	54-1005829	S128730-1

Alleghany Memorial Park Subsidiary, Inc.	Corp.	Virginia	20-0731317	VA0611600-8

Altavista Memorial Park LLC	LLC	Virginia	54-1796637	S128727-7

Altavista Memorial Park Subsidiary, Inc.	Corp.	Virginia	20-0149966	VA0611588-5

Augusta Memorial Park Perpetual Care Company	Corp.	Virginia	57-1142047	0587654-5

Birchlawn Burial Park LLC	LLC	Virginia	54-0141255	S128733-5

Birchlawn Burial Park Subsidiary, Inc.	Corp.	Virginia	20-0750450	VA0611596-8

Cemetery Investments LLC	LLC	Virginia	54-1504298	S128735-0

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
Cemetery Investments Subsidiary, Inc.	Corp.	Virginia	20-0750481	VA0611590-1

Covenant Acquisition LLC	LLC	Virginia	54-1901020	S128734-3

Covenant Acquisition Subsidiary, Inc.	Corp.	Virginia	20-0750502	VA0611587-7

Henry Memorial Park LLC	LLC	Virginia	54-1796636	S128725-1

Henry Memorial Park Subsidiary, Inc.	Corp.	Virginia	20-0750551	VA0611591-9

KIRIS LLC	LLC	Virginia	54-1339659	S128787-1

KIRIS Subsidiary, Inc.	Corp.	Virginia	26-0388858	VA0611603-2

Laurel Hill Memorial Park LLC	LLC	Virginia	54-1022407	S128732-7

Laurel Hill Memorial Park Subsidiary, Inc.	Corp.	Virginia	20-0731545	VA0611474-8

Loewen [Virginia] LLC	LLC	Virginia	54-0630417	S128786-3

Loewen [Virginia] Subsidiary, Inc.	Corp.	Virginia	20-0770030	VA0611475-5

Oak Hill Cemetery LLC	LLC	Virginia	54-1437357	S128729-3

Oak Hill Cemetery Subsidiary, Inc.	Corp.	Virginia	20-0731513	VA0611598-4

PVD Acquisitions LLC	LLC	Virginia	54-1812287	S128728-5

PVD Acquisitions Subsidiary, Inc.	Corp.	Virginia	20-0731446	VA0611599-2

Rockbridge Memorial Gardens LLC	LLC	Virginia	54-1804348	S128793-9

Rockbridge Memorial Gardens Subsidiary Company	Corp.	Virginia	20-0769959	VA0611595-0

Rose Lawn Cemeteries LLC	LLC	Virginia	54-0458328	S128808-5

Rose Lawn Cemeteries Subsidiary, Incorporated	Corp.	Virginia	20-0750570	VA0611594-3

Roselawn Development LLC	LLC	Virginia	54-0363753	S128791-3

Roselawn Development Subsidiary Corporation	Corp.	Virginia	20-0750525	VA0611586-9

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
Russell Memorial Cemetery LLC	LLC	Virginia	54-0801067	S128812-7

Russell Memorial Cemetery Subsidiary, Inc.	Corp.	Virginia	20-0769928	VA0611593-5

Shenandoah Memorial Park LLC	LLC	Virginia	54-0619588	S128792-1

Shenandoah Memorial Park Subsidiary, Inc.	Corp.	Virginia	20-0749844	VA0611471-4

Southern Memorial Sales LLC	LLC	Virginia	54-1166384	S128846-5

Southern Memorial Sales Subsidiary, Inc.	Corp.	Virginia	20-0731388	0611601-6.

Star City Memorial Sales LLC	LLC	Virginia	54-1188378	S128724-4

Star City Memorial Sales Subsidiary, Inc.	Corp.	Virginia	20-0749800	VA0611473-0

Stitham LLC	LLC	Virginia	52-1522627	S128790-5

Stitham Subsidiary, Incorporated	Corp.	Virginia	20-0770001	VA0611470-6

Sunset Memorial Gardens LLC	LLC	Virginia	35-1649893	S128789-7

Sunset Memorial Gardens Subsidiary, Inc.	Corp.	Virginia	20-0749913	VA0611589-3

Temple Hill LLC	LLC	Virginia	54-1036810	S128788-9

Temple Hill Subsidiary Corporation	Corp.	Virginia	20-0769982	VA0611597-6

Virginia Memorial Service LLC	LLC	Virginia	54-0722366	S128813-5

Virginia Memorial Service Subsidiary Corporation	Corp.	Virginia	20-0729541	VA0611602-4

Prince George Cemetery Corporation	Corp.	Virginia	54-0576837	0407603-0

StoneMor Washington, Inc.	Corp.	Washington	20-5455426	UBI 602-643-667

StoneMor Washington Subsidiary LLC	LLC	Washington	11-3788634	UBI 602-643-671

Cornerstone Family Services of West Virginia LLC	LLC	West Virginia	80-0112461	WV65649 225574

Grantor Exact Legal Name	Type Of Organization	State Of Organization Or Incorporation	EIN	State Organizational Number
Cornerstone Family Services of West Virginia Subsidiary, Inc.	Corp.	West Virginia	20-1010994	WV65655 225579

StoneMor Wisconsin LLC	LLC	Wisconsin	81-3175728	S109021

StoneMor Wisconsin Subsidiary LLC	LLC	Wisconsin	**	S109022

**	the EIN for StoneMor Wisconsin Subsidiary is not available as of the Effective Date, but has been applied for.

EXHIBIT H

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

See attached.

EXHIBIT I

FORM OF AMENDMENT

This Amendment, dated [            ], 20[    ] is delivered pursuant to Section 5.4 of the Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Agreement. The undersigned hereby certifies that the representations and warranties in Article IV of the Agreement are and continue to be true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifier). The undersigned further agrees that this Amendment may be attached to that certain Guaranty and Collateral Agreement, dated August 4, 2016 (as previously amended, restated, supplemented or otherwise modified, the “Agreement”), among the undersigned, as a Grantor, the other Grantors from time to time party thereto, and Capital One, National Association, as the Administrative Agent, and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Agreement and shall secure all Secured Obligations referred to in said Agreement.

[GRANTOR]

By:
Name:
Title:

EXHIBIT I

FORM OF AMENDMENT

Reference is hereby made to the Guaranty and Collateral Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of August 4, 2016, made by each of StoneMor Operating LLC, a Delaware limited liability company (the “Administrative Borrower”), the other Grantors from time to time party thereto, and Capital One, National Association, as the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                    ] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto. The New Grantor hereby collaterally assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the New Grantor.

By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifier) as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifier) and that such supplements set forth all information required to be scheduled under the Agreement with respect to the New Grantor. The New Grantor shall take all steps necessary and required under the Agreement to perfect, in favor of the Administrative Agent, a first priority Lien against the New Grantor’s Collateral, subject to Liens permitted under Section 6.02 of the Credit Agreement.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Supplement as of this      day of             , 20    .

[NAME OF NEW GRANTOR]

By:
Name:
Title: